UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 18, 2010

Active Power, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30939	74-2961657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2128 W. Braker Lane, BK12

Austin, Texas 78758

(Address of principal executive offices, including zip code)

(512) 836-6464

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2010, the Board of Directors (the “Board”) of Active Power, Inc. (the “Company”) approved the execution by the Company of severance benefits agreements (the “Severance Agreements”) with each of the executive officers of the Company, other than Jim Clishem, the Company’s Chief Executive Officer and President, and John Penver, the Company’s Chief Financial Officer, Vice President of Finance and Secretary. These Severance Agreements supersede the Change of Control Severance Agreements executed by each such executive officer and the Company (the “prior agreements”), and provide that if the executive’s employment is terminated for reasons other than cause, as defined therein, or by the executive for good reason, as defined therein, then: (i) the executive shall be entitled to receive continued severance pay equal to six months of the executive’s base salary payable over such period, as well as reimbursement of health benefits during such period, (ii) the vesting under all unvested options shall be accelerated by six months and (iii) the executive shall be entitled to all or a pro-rated portion of the bonus under the Company’s management incentive program for the year of such severance based on the pro rata achievement of those corporate or individual objectives that are measured over a period of time, and the actual achievement of those corporate or individual objectives that are based on the occurrence of a specific event. The Severance Agreements further provide that such executives shall be subject to a covenant not to compete during their employment with the Company and for a period of up to six months following their employment.

Consistent with the prior agreements, each of the Severance Agreements also provides that if within twelve months following a change in control, as defined therein, the executive officer’s employment is terminated for reasons other than cause, or by the executive for good reason, then any unvested options or shares of restricted stock held by the executive on the date of such change in control would accelerate and vest in full as of the date of the termination.

As part of the process of approving the Severance Agreements with the other executive officers, the Board also approved certain changes to the severance benefits agreements with each of Mr. Clishem and Mr. Penver dated October 29, 2008 to comply with tax laws, which changes are not material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVE POWER, INC.

Date: March 24, 2010	By:	/s/ John Penver
John Penver Chief Financial Officer